Exhibit 99.1

Clean Energy Reports Revenue of $106.9 Million and 57.0 Million RNG Gallons Sold for the Fourth Quarter of 2023

NEWPORT BEACH, Calif. — (BUSINESS WIRE) — February 27, 2024 — Clean Energy Fuels Corp. (NASDAQ: CLNE) (“Clean Energy” or the “Company”) today announced its operating results for the fourth quarter of 2023 and year ended December 31, 2023.

Financial Highlights

●	Revenue of $106.9 million in Q4 2023 compared to $113.8 million in Q4 2022.
●	Revenue of $425.2 million for the year 2023, compared to $420.2 million for 2022.
●	Net loss attributable to Clean Energy for Q4 2023 was $(18.7) million, or $(0.08) per share, on a GAAP (as defined below) basis, compared to $(12.3) million, or $(0.06) per share, for Q4 2022.
●	Net loss attributable to Clean Energy for the year 2023 was $(99.5) million, or $(0.45) per share, on a GAAP (as defined below) basis, compared to $(58.7) million, or $(0.26) per share, for 2022.
●	Adjusted EBITDA (as defined below) was $21.2 million for Q4 2023, compared to $12.2 million for Q4 2022.
●	Adjusted EBITDA (as defined below) was $43.6 million for the year 2023, compared to $49.1 million for 2022.
●	Cash, Cash Equivalents (less restricted cash) and Short-Term Investments totaled $263.1 million as of December 31, 2023.
●	2024 outlook:
o	GAAP net loss of approximately $(111) million to $(101) million.
o	Adjusted EBITDA of $62 million to $72 million.

Operational and Strategic Highlights

●	Renewable natural gas (“RNG”) gallons sold of 57.0 million gallons in Q4 2023, a 4.8% increase compared to Q4 2022. RNG gallons sold for the year 2023 were 225.7 versus 198.2 in 2022, a 13.9% increase.
●	Completed construction on two dairy farm RNG digester projects totaling $72 million in construction costs and 11,500 dairy cows.
●	Obtained a $300 million senior secured term loan with a two-year delayed draw loan commitment for an additional $100 million.

Commentary by Andrew J. Littlefair, President and Chief Executive Officer

“We have fully moved into the operational stage at multiple RNG production projects around the country with one already generating state and federal environmental credits.  The important process of capturing what would have been harmful methane from dairy cow manure and turning it into a transportation fuel, is being recognized as an important component in the overall transition to a clean energy world. Our engineering and construction, RNG digester, and sustainability teams have already become best-in-class and will be a valuable competitive advantage as we expand our production footprint and provide our growing fueling infrastructure with the lowest carbon-intensity RNG. We also ended the year with a balance sheet that has never been stronger by upsizing our credit availability, which allows us to expand our RNG production portfolio and add to our fueling station network as 2024 becomes a critical year with the commercial introduction of the Cummins X15N engine. We couldn’t have a better financial partner in Stonepeak, which issued the credit facility as we continue to follow our plan of maintaining our leadership position in the clean fuel space.”

Summary and Review of Results

The Company’s revenue for the fourth quarter of 2023 was reduced by $16.1 million of non-cash stock-based sales incentive contra-revenue charges (“Amazon warrant charges”) related to the warrant issued to Amazon.com NV Investment Holdings LLC (the “Amazon warrant”), compared to Amazon warrant charges of $8.8 million in the fourth quarter of 2022. Q4 2023 includes $5.9 million of alternative fuel excise tax credit (“AFTC”) revenue versus $5.5 million of AFTC in the fourth quarter of 2022. Q4 2023 station construction revenues of $8.9 million versus $6.6 million of station construction revenues in Q4 2022. Revenue for the fourth quarter of 2023 also included an unrealized gain of $0.1 million on commodity swap and customer fueling contracts relating to the Company’s Zero Now truck financing program, compared to an unrealized gain of $2.1 million in the fourth quarter of 2022.  Q4 2023 renewable identification number (“RIN”) and low carbon fuel standards (“LCFS”) revenues of $11.5 million versus $10.2 million of RIN and LCFS revenues in the fourth quarter of 2022 reflecting principally higher RIN credit prices and an increase in gallons of fuel sold, partially offset by lower LCFS credit prices and lower share of RIN and LCFS values in the fourth quarter of 2023 versus 2022. Natural gas costs were lower in the fourth quarter of 2023 compared to the fourth quarter of 2022 resulting in lower sales prices, which are based off the costs of natural gas. Effects of lower sales prices in Q4 2023 were offset by an increase in gallons of fuel and services sold and serviced, respectively, in the fourth quarter of 2023 compared to the fourth quarter of 2022.

Net loss attributable to Clean Energy for the fourth quarter of 2023 had higher Amazon warrant charges and lower unrealized gains on derivative instruments relating to the Company’s Zero Now truck financing program when compared to Q4 2022. In addition, Q4 2023 non-operating net interest expenses and losses from equity method investments were higher than Q4 2022 due to our sustainability-linked term loan under the Riverstone credit agreement and extinguishment of such term loan pursuant to the Riverstone credit agreement and expansion of RNG investment, respectively. Selling, general and administrative expenses were lower in Q4 2023 by approximately $2.9 million from the receipt of insurance recovery funds related to our Texas LNG plant that has been down for repairs throughout 2023, offset partially by increased scoping costs for fueling stations.

Non-GAAP income (loss) per share (as defined below) for the fourth quarter of 2023 was $0.01, compared to $0.01 per share for the fourth quarter of 2022.

Adjusted EBITDA (as defined below) was $21.2 million for the fourth quarter of 2023, compared to $12.2 million for the fourth quarter of 2022.

In this press release, Clean Energy refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures. The non-GAAP financial measures may not be comparable to similarly titled measures being used and disclosed by other companies. Clean Energy believes that this non-GAAP information is useful to an understanding of its operating results and the ongoing performance of its business. Non-GAAP income (loss) per share and Adjusted EBITDA are defined below and reconciled to GAAP net income (loss) per share attributable to Clean Energy and GAAP net income (loss) attributable to Clean Energy, respectively.

The table below shows GAAP and non-GAAP income (loss) attributable to Clean Energy per share and also reconciles GAAP net income (loss) attributable to Clean Energy to the non-GAAP net income (loss) attributable to Clean Energy figure used in the calculation of non-GAAP income (loss) per share:

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except share and per share data)	2022	2023	2022	2023
Net loss attributable to Clean Energy Fuels Corp.	$(12,334)	$(18,687)	$(58,733)	$(99,497)
Amazon warrant charges	8,802	16,136	24,302	60,609
Stock-based compensation	5,788	5,056	26,473	23,336
Accelerated depreciation expense associated with station equipment removal	1,818	—	10,584	—
Loss (income) from SAFE&CEC S.r.l. equity method investment	96	376	650	1,700
Loss (gain) from change in fair value of derivative instruments	(2,123)	(146)	(517)	158
Non-GAAP net income (loss) attributable to Clean Energy Fuels Corp.	$2,047	$2,735	$2,759	$(13,694)
Diluted weighted-average common shares outstanding	224,842,864	224,461,577	225,039,110	222,904,785
GAAP loss attributable to Clean Energy Fuels Corp. per share	$(0.06)	$(0.08)	$(0.26)	$(0.45)
Non-GAAP income (loss) attributable to Clean Energy Fuels Corp. per share	$0.01	$0.01	$0.01	$(0.06)

The table below shows Adjusted EBITDA and also reconciles this figure to GAAP net loss attributable to Clean Energy:

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands)	2022	2023	2022	2023
Net loss attributable to Clean Energy Fuels Corp.	$(12,334)	$(18,687)	$(58,733)	$(99,497)
Income tax expense (benefit)	(3)	(257)	220	(423)
Interest expense	1,829	10,312	6,308	22,924
Interest income	(1,601)	(3,114)	(3,374)	(11,148)
Depreciation and amortization	12,189	10,714	54,674	45,674
Amazon warrant charges	8,802	16,136	24,302	60,609
Stock-based compensation	5,788	5,056	26,473	23,336
Loss (income) from SAFE&CEC S.r.l. equity method investment	96	376	650	1,700
Loss (gain) from change in fair value of derivative instruments	(2,123)	(146)	(517)	158
Depreciation and amortization from RNG equity method investments	—	957	—	1,666
Interest expense from RNG equity method investments	—	266	—	992
Interest income from RNG equity method investments	(483)	(462)	(863)	(2,420)
Adjusted EBITDA	$12,160	$21,151	$49,140	$43,571

The tables below present a further breakdown of the above consolidated Adjusted EBITDA:

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands)	2022	2023	2022	2023
Net loss attributable to fuel distribution	$(11,731)	$(15,045)	$(55,797)	$(92,606)
Income tax expense (benefit)	(3)	(257)	220	(423)
Interest expense	1,829	10,312	6,308	22,924
Interest income	(1,601)	(3,114)	(3,374)	(11,148)
Depreciation and amortization	12,189	10,714	54,674	45,674
Amazon warrant charges	8,802	16,136	24,302	60,609
Stock-based compensation	5,788	5,056	26,473	23,336
Loss (income) from SAFE&CEC S.r.l. equity method investment	96	376	650	1,700
Loss (gain) from change in fair value of derivative instruments	(2,123)	(146)	(517)	158
Adjusted EBITDA attributable to fuel distribution	$13,246	$24,032	$52,939	$50,224

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands)	2022	2023	2022	2023
Net loss from RNG equity method investments attributable to Clean Energy Fuels Corp.	$(603)	$(3,642)	$(2,936)	$(6,891)
Depreciation and amortization from RNG equity method investments	—	957	—	1,666
Interest expense from RNG equity method investments	—	266	—	992
Interest income from RNG equity method investments	(483)	(462)	(863)	(2,420)
Adjusted EBITDA of RNG equity method investments attributable to Clean Energy Fuels Corp.	$(1,086)	$(2,881)	$(3,799)	$(6,653)

Fuel and Service Volume

The following tables present, for the three months and year ended December 31, 2022 and 2023, (1) the amount of total fuel volume the Company sold to customers with particular focus on RNG volume as a subset of total fuel volume and (2) operation and maintenance (“O&M”) services volume dispensed at facilities the Company does not own but at which it provides O&M services on a per-gallon or fixed fee basis. Certain gallons are included in both fuel and service volumes when the Company sells fuel (product revenue) to a customer and provides maintenance services (service revenue) to the same customer.

	Three Months Ended		Year Ended
Fuel volume, GGEs(1) sold (in millions),	December 31,		December 31,
correlating to total volume-related product revenue	2022	2023	2022	2023
RNG	54.4	57.0	198.2	225.7
Conventional natural gas	15.7	15.9	69.6	62.5
Total fuel volume	70.1	72.9	267.8	288.2

	Three Months Ended		Year Ended
O&M services volume, GGEs(1) serviced (in millions),	December 31,		December 31,
correlating to volume-related O&M services revenue	2022	2023	2022	2023
O&M services volume	61.6	64.9	240.4	256.9

(1)	The Company calculates one gasoline gallon equivalent (“GGE”) to equal 125,000 British Thermal Units (“BTUs”), and, as such, one million BTUs (“MMBTU”) equal eight GGEs.

Sources of Revenue

The following table shows the Company’s sources of revenue for the three months and year ended December 31, 2022 and 2023:

	Three Months Ended		Year Ended
	December 31,		December 31,
Revenue (in millions)	2022	2023	2022	2023
Product revenue:
Volume-related (1)
Fuel sales(2)	$76.9	$66.8	$281.1	$287.0
Change in fair value of derivative instruments(3)	2.1	0.1	0.5	(0.2)
RIN Credits	7.7	9.2	34.7	25.9
LCFS Credits	2.5	2.4	12.6	9.9
AFTC	5.5	5.9	21.8	20.9
Total volume-related product revenue	94.7	84.4	350.7	343.5
Station construction sales	6.6	8.8	22.3	26.4
Total product revenue	101.3	93.2	373.0	369.9
Service revenue:
Volume-related, O&M services	12.2	13.1	45.9	52.7
Other services	0.3	0.6	1.3	2.6
Total service revenue	12.5	13.7	47.2	55.3
Total revenue	$113.8	$106.9	$420.2	$425.2

(1)	The Company’s volume-related product revenue primarily consists of sales of RNG and conventional natural gas, in the form of CNG and LNG, and sales of RINs and LCFS Credits in addition to changes in fair value of our derivative instruments.

(2)	Includes $8.8 million and $24.3 million of Amazon warrant non-cash stock-based sales incentive contra-revenue charges for the three months and year ended December 31, 2022, respectively. Includes $16.1 million and $60.6 million of Amazon warrant non-cash stock-based sales incentive contra-revenue charges for the three months and year ended December 31, 2023, respectively.

(3)	The change in fair value of derivative instruments is related to the Company’s commodity swap and customer fueling contracts. The amounts are classified as revenue because the Company’s commodity swap contracts are used to economically offset the risk associated with the diesel-to-natural gas price spread resulting from customer fueling contracts under the Company’s Zero Now truck financing program.

2024 Outlook

GAAP net loss for 2024 is expected to range from approximately $(111) million to $(101) million, assuming no unrealized gains or losses on commodity swap and customer contracts relating to the Company’s Zero Now truck financing program and including Amazon warrant charges estimated to be approximately $69 million. Changes in diesel and natural gas market conditions resulting in unrealized gains or losses on the Company’s commodity swap and customer fueling contracts relating to the Company’s Zero Now truck financing program, and significant variations in the vesting of the Amazon warrant could significantly affect the Company’s estimated GAAP net loss for 2024. Adjusted EBITDA for 2024 is estimated to range from approximately $62 million to $72 million. These expectations exclude the impact of any acquisitions, divestitures, new joint ventures, transactions and other extraordinary events; any lingering negative effects associated directly or indirectly with the COVID-19 pandemic; and macroeconomic conditions and global supply chain issues. Additionally, the expectations regarding 2024 Adjusted EBITDA assumes the calculation of this non-GAAP financial measure in the same manner as described above and adding back the estimated Amazon warrant charges described above and without adjustments for any other items that may arise during 2024 that management deems appropriate to exclude. These expectations are forward-looking statements and are qualified by the statement under “Safe Harbor Statement” below.

(in thousands)	2024 Outlook
GAAP Net loss attributable to Clean Energy Fuels Corp.	$(111,000) - (101,000)
Income tax expense (benefit)	—
Interest expense	28,100
Interest income	(8,000)
Depreciation and amortization	52,000
Stock-based compensation	18,000
Loss (income) from SAFE&CEC S.r.l. and Rimere equity method investments	10,000
Loss (gain) from change in fair value of derivative instruments	—
Amazon warrant charges	69,000
Depreciation and amortization from RNG equity method investments	4,000
Interest expense from RNG equity method investments	900
Interest income from RNG equity method investments	(1,000)
Adjusted EBITDA	$62,000 - 72,000

The tables below present a further breakdown of the above consolidated Adjusted EBITDA:

(in thousands)	2024 Outlook
GAAP Net loss attributable to fuel distribution	$(93,000) - (87,000)
Income tax expense (benefit)	—
Interest expense	28,100
Interest income	(8,000)
Depreciation and amortization	52,000
Stock-based compensation	18,000
Loss (income) from SAFE&CEC S.r.l. and Rimere equity method investments	10,000
Loss (gain) from change in fair value of derivative instruments	—
Amazon warrant charges	69,000
Adjusted EBITDA attributable to fuel distribution	$76,100 - 82,100

(in thousands)	2024 Outlook
Net loss from RNG equity method investments attributable to Clean Energy Fuels Corp.	$(18,000) - (14,000)
Depreciation and amortization from RNG equity method investments	4,000
Interest expense from RNG equity method investments	900
Interest income from RNG equity method investments	(1,000)
Adjusted EBITDA of RNG equity method investments attributable to Clean Energy Fuels Corp.	$(14,100) - (10,100)

Today’s Conference Call

The Company will host an investor conference call today at 4:30 p.m. Eastern time (1:30 p.m. Pacific). Investors interested in participating in the live call can dial 1.888.886.7786 from the U.S. and international callers can dial 1.416.764.8658. A telephone replay will be available approximately three hours after the call concludes through Wednesday, March 27, 2024, by dialing 1.844.512.2921 from the U.S., or 1.412.317.6671 from international locations, and entering Replay Pin Number 47982980. There also will be a simultaneous, live webcast available on the Investor Relations section of the Company’s web site at www.cleanenergyfuels.com, which will be available for replay for 30 days.

About Clean Energy Fuels Corp.

Clean Energy Fuels Corp. is the country’s largest provider of the cleanest fuel for the transportation market. Our mission is to decarbonize transportation through the development and delivery of renewable natural gas (“RNG”), a sustainable fuel derived from organic waste. Clean Energy allows thousands of vehicles, from airport shuttles to city buses to waste and heavy-duty trucks, to reduce their amount of climate-harming greenhouse gas. We operate a vast network of fueling stations across the U.S. and Canada. Visit www.cleanenergyfuels.com and follow @ce_renewables on X (formerly known as Twitter).

Non-GAAP Financial Measures

To supplement the Company’s unaudited consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP financial measures that it calls non-GAAP income (loss) per share (“non-GAAP income (loss) per share”) and adjusted EBITDA (“Adjusted EBITDA”). Management presents non-GAAP income (loss) per share and Adjusted EBITDA because it believes these measures provide meaningful supplemental information about the Company’s performance for the following reasons: (1) they allow for greater transparency with respect to key metrics used by management to assess the Company’s operating performance and make financial and operational decisions; (2) they exclude the effect of items that management believes are not directly attributable to the Company’s core operating performance and may obscure trends in the business; and (3) they are used by institutional investors and the analyst community to help analyze the Company’s business. In future quarters, the Company may adjust for other expenditures, charges or gains to present non-GAAP financial measures that the Company’s management believes are indicative of the Company’s core operating performance.

Non-GAAP financial measures are limited as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company’s management deems appropriate), and the Company expects to continue to incur expenses, charges or gains like the non-GAAP adjustments described below. Accordingly, unless expressly stated otherwise, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent, or non-recurring. Non-GAAP income (loss) per share and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to GAAP income (loss), GAAP income (loss) per share or any other GAAP measure as an indicator of operating performance. Moreover, because not all companies use identical measures and calculations, the Company’s presentation of non-GAAP income (loss) per share and Adjusted EBITDA may not be comparable to other similarly titled measures used by other companies.

Non-GAAP Income (Loss) Per Share

Non-GAAP income (loss) per share, which the Company presents as a non-GAAP measure of its performance, is defined as net income (loss) attributable to Clean Energy Fuels Corp., plus Amazon warrant charges, plus stock-based compensation expense, plus accelerated depreciation expense relating to the removal of fueling station equipment located on certain Pilot premises, plus (minus) loss (income) from the SAFE&CEC S.r.l. equity method investment, and plus (minus) any loss (gain) from changes in the fair value of derivative instruments, the total of which is divided by the Company’s weighted-average common shares outstanding on a diluted basis. The Company’s management believes excluding non-cash expenses related to the Amazon warrant charges provides useful information to investors regarding the Company’s performance because the Amazon warrant charges are measured based upon a fair value determined using a variety of assumptions and estimates, and the Amazon warrant charges do not affect the Company’s operating cash flows related to the delivery and sale of vehicle fuel to its customer. The Company’s management believes excluding non-cash expenses related to stock-based compensation provides useful information to investors regarding the Company’s performance because of the varying available valuation methodologies, the volatility of the expense (which depends on market forces outside of management’s control), the subjectivity of the assumptions and the variety of award types that a company can use, which may obscure trends in a company’s core operating performance. The Company’s management believes excluding non-cash accelerated depreciation expense relating to the removal of fueling station equipment located on certain Pilot premises is helpful to investors because the expense is not part of or representative of the on-going operations of the Company and may reduce comparability or obscure trends in the Company’s operating performance. Similarly, the Company believes excluding the non-cash results from the SAFE&CEC S.r.l. equity method investment is useful to investors because these charges are not part of or representative of the core operations of the Company. In addition, the Company’s management believes excluding the non-cash loss (gain) from changes in the fair value of derivative instruments is useful to investors because the valuation of the derivative instruments is based on a number of subjective assumptions, the amount of the loss or gain is derived from market forces outside of management’s control, and the exclusion of these amounts enables investors to compare the Company’s performance with other companies that do not use, or use different forms of, derivative instruments.

Adjusted EBITDA

Adjusted EBITDA, which the Company presents as a non-GAAP measure of its performance, is defined as net income (loss) attributable to Clean Energy Fuels Corp., plus (minus) income tax expense (benefit), plus interest expense (including any losses from the extinguishment of debt), minus interest income, plus depreciation and amortization expense, plus Amazon warrant charges, plus stock-based compensation expense, plus (minus) loss (income) from the SAFE&CEC S.r.l. equity method investment, plus (minus) any loss (gain) from changes in the fair value of derivative instruments, plus depreciation and amortization expense from RNG equity method investments, plus interest expense from RNG equity method investments, and minus interest income from RNG equity method investments. The Company’s management believes Adjusted EBITDA provides useful information to investors regarding the Company’s performance for the same reasons discussed above with respect to non-GAAP income (loss) per share. In addition, management internally uses Adjusted EBITDA to determine elements of executive and employee compensation.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements about, among other things, our fiscal 2024 outlook, our volume growth, customer expansion, production sources, joint ventures, governmental regulations, and the benefits of our fuels.

Forward-looking statements are statements other than historical facts and relate to future events or circumstances or the Company’s future performance, and are based on the Company’s current assumptions, expectations and beliefs concerning future developments and their potential effect on the Company and its business. As a result, actual results, performance or achievements and the timing of events could differ materially from those anticipated in or implied by these forward-looking statements as a result of many factors including, among others: the direct and indirect impact of the COVID-19 pandemic; the willingness of fleets and other consumers to adopt natural gas as a vehicle fuel, and the rate and level of any such adoption; the Company’s ability to capture a substantial share of the market for alternative vehicle fuels and vehicle fuels generally and to compete successfully in these markets; the potential adoption of government policies or programs or increased publicity or popular sentiment in favor of other vehicle fuels; the market’s perception of the benefits of RNG and conventional natural gas relative to other alternative vehicle fuels; natural gas vehicle and engine cost, fuel usage, availability, quality, safety, convenience, design, performance and residual value, as well as operator perception with respect to these factors, in general and in the Company’s key customer markets, including heavy-duty trucking; the Company’s ability to further develop and manage its RNG business, including its ability to procure adequate supplies of RNG and generate revenues from sales of such RNG; the Company and its suppliers’ ability to successfully develop and operate projects and produce expected volumes of RNG; the potential commercial viability of livestock waste and dairy farm projects to produce RNG; the Company’s history of net losses and the possibility that the Company could incur additional net losses in the future; the Company’s and its partners’ ability to acquire, finance, construct and develop other commercial projects; the Company’s ability to invest in hydrogen stations or modify its fueling stations to reform its RNG to fuel hydrogen and charge electric vehicles; the Company’s ability to realize the expected benefits from the commercial arrangement with Amazon and related transactions; the future supply, demand, use and prices of crude oil, gasoline, diesel, natural gas, and other vehicle fuels, including overall levels of and volatility in these factors; changes in the competitive environment in which we operate, including potentially increasing competition in the market for vehicle fuels generally; the Company’s ability to manage and increase its business of transporting and selling CNG for non-vehicle purposes via virtual natural gas pipelines and interconnects, as well as its station design and construction activities; construction, permitting and other factors that could cause delays or other problems at station construction projects; the Company’s ability to execute and realize the intended benefits of any acquisitions, divestitures, investments or other strategic relationships or transactions; the future availability of and the Company’s access to additional capital, which may include debt or equity financing, in the amounts and at the times needed to fund growth in the Company’s business and the repayment of its debt obligations (whether at or before their due dates) or other expenditures, as well as the terms and other effects of any such capital raising transaction; the Company’s ability to generate sufficient cash flows to repay its debt obligations as they come due; the availability of environmental, tax and other government legislation, regulations, programs and incentives that promote natural gas, such as AFTC, or other alternatives as a vehicle fuel, including long-standing support for gasoline- and diesel-powered vehicles and growing support for electric and hydrogen-powered vehicles that could result in programs or incentives that favor these or other vehicles or vehicle fuels over natural gas; the Company’s ability to comply with various registration and regulatory requirements related to its RNG projects; the effect of, or potential for changes to greenhouse gas emissions requirements or other environmental regulations applicable to vehicles powered by gasoline, diesel, natural gas or other vehicle fuels and crude oil and natural gas fueling, drilling, production, transportation or use; the Company’s ability to manage the safety and environmental risks inherent in its operations; the Company’s compliance with all applicable government regulations; the impact of the foregoing on the trading price of the Company’s common stock; and general political, regulatory, economic and market conditions.

The forward-looking statements made in this press release speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. The Company’s periodic reports filed with the Securities and Exchange Commission (www.sec.gov), including its Annual Report on Form 10-K for the year ended December 31, 2023 that the Company expects to file with the Securities and Exchange

Commission on or about February 27, 2024, contain additional information about these and other risk factors that may cause actual results to differ materially from the forward-looking statements contained in this press release, and such risk factors may be amended, supplemented or superseded from time to time by other reports the Company files with the Securities and Exchange Commission.

Media Contact:
Gary Foster
(949) 437-1113
Gary.Foster@cleanenergyfuels.com

Investor Contact:

Thomas Driscoll

(949) 437-1191

Thomas.Driscoll@cleanenergyfuels.com

Source: Clean Energy Fuels Corp.

Clean Energy Fuels Corp. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share data)

	December 31,	December 31,
	2022	2023
Assets
Current assets:
Cash, cash equivalents and current portion of restricted cash	$125,950	$106,963
Short-term investments	139,569	158,186
Accounts receivable, net of allowance of $1,375 and $1,475 as of December 31, 2022 and December 31, 2023, respectively	91,430	98,426
Other receivables	17,026	19,770
Inventory	37,144	45,335
Prepaid expenses and other current assets	60,601	41,495
Total current assets	471,720	470,175
Operating lease right-of-use assets	52,586	92,324
Land, property and equipment, net	264,068	331,758
Long-term portion of restricted cash	—	—
Notes receivable and other long-term assets, net	30,467	35,735
Investments in other entities	193,273	258,773
Goodwill	64,328	64,328
Intangible assets, net	5,915	6,365
Total assets	$1,082,357	$1,259,458
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of debt	$93	$38
Current portion of finance lease obligations	948	1,758
Current portion of operating lease obligations	4,206	6,687
Accounts payable	44,435	56,995
Accrued liabilities	90,079	91,534
Deferred revenue	5,970	4,936
Derivative liabilities, related party	2,415	1,875
Total current liabilities	148,146	163,823
Long-term portion of debt	145,471	261,123
Long-term portion of finance lease obligations	2,134	1,839
Long-term portion of operating lease obligations	48,911	89,065
Long-term portion of derivative liabilities, related party	1,430	—
Other long-term liabilities	8,794	9,961
Total liabilities	354,886	525,811
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value. 454,000,000 shares authorized; 222,437,429 shares and 223,026,966 shares issued and outstanding as of December 31, 2022 and December 31, 2023, respectively	22	22
Additional paid-in capital	1,553,668	1,658,339
Accumulated deficit	(829,975)	(929,472)
Accumulated other comprehensive loss	(3,722)	(2,119)
Total Clean Energy Fuels Corp. stockholders’ equity	719,993	726,770
Noncontrolling interest in subsidiary	7,478	6,877
Total stockholders’ equity	727,471	733,647
Total liabilities and stockholders’ equity	$1,082,357	$1,259,458

Clean Energy Fuels Corp. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2023	2022	2023
Revenue:
Product revenue	$101,275	$93,189	$372,995	$369,824
Service revenue	12,481	13,668	47,169	55,335
Total revenue	113,756	106,857	420,164	425,159
Operating expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below):
Product cost of sales	76,490	69,246	279,748	309,901
Service cost of sales	7,679	8,515	27,993	33,719
Selling, general and administrative	28,547	24,951	109,456	112,265
Depreciation and amortization	12,189	10,714	54,674	45,674
Total operating expenses	124,905	113,426	471,871	501,559
Operating loss	(11,149)	(6,569)	(51,707)	(76,400)
Interest expense	(1,829)	(10,312)	(6,308)	(22,924)
Interest income	1,601	3,114	3,374	11,148
Other income (loss), net	36	80	95	165
Income (loss) from equity method investments	(1,226)	(5,401)	(4,824)	(12,510)
Loss before income taxes	(12,567)	(19,088)	(59,370)	(100,521)
Income tax (expense) benefit	3	257	(220)	423
Net loss	(12,564)	(18,831)	(59,590)	(100,098)
Loss attributable to noncontrolling interest	230	144	857	601
Net loss attributable to Clean Energy Fuels Corp.	$(12,334)	$(18,687)	$(58,733)	$(99,497)
Net loss attributable to Clean Energy Fuels Corp. per share:
Basic	$(0.06)	$(0.08)	$(0.26)	$(0.45)
Diluted	$(0.06)	$(0.08)	$(0.26)	$(0.45)
Weighted-average common shares outstanding:
Basic	222,429,591	223,016,010	222,414,790	222,904,785
Diluted	222,429,591	223,016,010	222,414,790	222,904,785